Exhibit 99.1

Corporate Communications Department
NEWS Release

Textron Reports Second Quarter 2019 Results; Raises Full-Year EPS Outlook

•                  EPS of $0.93, up 7% from a year ago

•                  Operating margin of 10.5%, up from 9.3% a year ago

•                  $159 million returned to shareholders through share repurchases

•                  Full-year EPS guidance raised to $3.65 - $3.85 per share, up $0.10

Providence, Rhode Island — July 17, 2019 — Textron Inc. (NYSE: TXT) today reported second quarter 2019 net income of $0.93 per share, compared to $0.87 per share in the second quarter of 2018.

“Operationally, we continued to have solid margin performance across our businesses with improvements in the quarter at Aviation and Industrial, and we remain on track for growth in the second half of the year,” said Textron Chairman and CEO Scott C. Donnelly.

Cash Flow

Net cash provided by operating activities of the manufacturing group for the second quarter totaled $163 million, compared to $468 million in last year’s second quarter. Manufacturing cash flow before pension contributions, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, totaled $102 million compared to $399 million last year.

In the quarter, Textron returned $159 million to shareholders through share repurchases.

Outlook

Textron now expects 2019 earnings per share from continuing operations to be in a range of $3.65 to $3.85, up $0.10 from our previous outlook. Textron reiterated its expectation for cash flow from continuing operations of the manufacturing group before pension contributions of $700 to $800 million with planned pension contributions of about $50 million.

Donnelly continued, “We remain on target for a strong 2019 as we continue our focus on execution and earnings growth through the balance of the year.”

Second Quarter Segment Results

Textron Aviation

Revenues at Textron Aviation of $1.1 billion were down $153 million from last year’s second quarter, primarily due to lower volume and mix across the commercial turboprop and defense product lines.

Textron Aviation delivered 46 jets, down from 48 last year, and 34 commercial turboprops, down from 47 last year.

Segment profit was $105 million in the second quarter, up $1 million from a year ago as favorable performance was offset by the lower volume and mix.

Textron Aviation backlog at the end of the second quarter was $1.9 billion.

Bell

Bell revenues were $771 million, down 7% from last year, primarily on lower military volume.

Bell delivered 53 commercial helicopters in the quarter, down from 57 last year.

Segment profit of $103 million was down $14 million, primarily due to the lower military volume.

Bell backlog at the end of the second quarter was $6.0 billion.

Textron Systems

Revenues at Textron Systems were $308 million, down from $380 million last year, primarily reflecting lower volume at TRU Simulation + Training and Unmanned Systems.

Segment profit was up $9 million from last year’s second quarter, primarily due to favorable performance which included a gain related to the formation of our new training business with FlightSafety International Inc.

Textron Systems’ backlog at the end of the second quarter was $1.4 billion.

Industrial

Industrial revenues of $1.0 billion decreased $213 million, largely related to the impact from the disposition of our Tools & Test product line and lower volume.

Segment profit was down $4 million from the second quarter of 2018, largely due to the impact from lower volume and the product line disposition, partially offset by favorable performance primarily related to the Specialized Vehicles product line.

Finance

Finance segment revenues were down $1 million, and profit was up $1 million from last year’s second quarter.

Conference Call Information

Textron will host its conference call today, July 17, 2019 at 8:00 a.m. (Eastern) to discuss its results and outlook.  The call will be available via webcast at www.textron.com or by direct dial at (800) 230-1951 in the U.S. or (612) 288-0340 outside of the U.S. (request the Textron Earnings Call).

In addition, the call will be recorded and available for playback beginning at 10:30 a.m. (Eastern) on Wednesday, July 17, 2019 by dialing (320) 365-3844; Access Code: 457171.

A package containing key data that will be covered on today’s call can be found in the Investor Relations section of the company’s website at www.textron.com.

About Textron Inc.

Textron Inc. is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative solutions and services. Textron is known around the world for its powerful brands such as Bell, Cessna, Beechcraft, Hawker, Jacobsen, Kautex, Lycoming, E-Z-GO, Arctic Cat, Textron Systems, and TRU Simulation + Training. For more information visit: www.textron.com.

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Forward-looking Information

Certain statements in this release and other oral and written statements made by us from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may describe strategies, goals, outlook or other non-historical matters, or project revenues, income, returns or other financial measures, often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “guidance,” “project,” “target,” “potential,” “will,” “should,” “could,” “likely” or “may” and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.  In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: Interruptions in the U.S. Government’s ability to fund its activities and/or pay its obligations; changing priorities or reductions in the U.S. Government defense budget, including those related to military operations in foreign countries; our ability to perform as anticipated and to control costs under contracts with the U.S. Government; the U.S. Government’s ability to unilaterally modify or terminate its contracts with us for the U.S. Government’s convenience or for our failure to perform, to change applicable procurement and accounting policies, or, under certain circumstances, to withhold payment or suspend or debar us as a contractor eligible to receive future contract awards; changes in foreign military funding priorities or budget constraints and determinations, or changes in government regulations or policies on the export and import of military and commercial products; volatility in the global economy or changes in worldwide political conditions that adversely impact demand for our products; volatility in interest rates or foreign exchange rates; risks related to our international business, including establishing and maintaining facilities in locations around the world and relying on joint venture partners, subcontractors, suppliers, representatives, consultants and other business partners in connection with international business, including in emerging market countries; our Finance segment’s ability to maintain portfolio credit quality or to realize full value of receivables; performance issues with key suppliers or subcontractors; legislative or regulatory actions, both domestic and foreign, impacting our operations or demand for our products; our ability to control costs and successfully implement various cost-reduction activities; the efficacy of research and development investments to develop new products or unanticipated expenses in connection with the launching of significant new products or programs; the timing of our new product launches or certifications of our new aircraft products; our ability to keep pace with our competitors in the introduction of new products and upgrades with features and technologies desired by our customers;

pension plan assumptions and future contributions; demand softness or volatility in the markets in which we do business; cybersecurity threats, including the potential misappropriation of assets or sensitive information, corruption of data or, operational disruption; difficulty or unanticipated expenses in connection with integrating acquired businesses; the risk that acquisitions do not perform as planned, including, for example, the risk that acquired businesses will not achieve revenue and profit projections; and the impact of changes in tax legislation.

Investor Contacts:

Eric Salander — 401-457-2288

Jeffrey Trivella — 401-457-2288

Media Contact:

David Sylvestre — 401-457-2362

TEXTRON INC.
Revenues by Segment and Reconciliation of Segment Profit to Net Income
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
REVENUES
MANUFACTURING:
Textron Aviation	$1,123	$1,276	$2,257	$2,286
Bell	771	831	1,510	1,583
Textron Systems	308	380	615	767
Industrial	1,009	1,222	1,921	2,353
	3,211	3,709	6,303	6,989

FINANCE	16	17	33	33
Total revenues	$3,227	$3,726	$6,336	$7,022

SEGMENT PROFIT
MANUFACTURING:
Textron Aviation	$105	$104	$211	$176
Bell	103	117	207	204
Textron Systems	49	40	77	90
Industrial	76	80	126	144
	333	341	621	614

FINANCE	6	5	12	11
Segment Profit	339	346	633	625

Corporate expenses and other, net	(24)	(51)	(71)	(78)
Interest expense, net for Manufacturing group	(36)	(35)	(71)	(69)

Income before income taxes	279	260	491	478
Income tax expense	(62)	(36)	(95)	(65)

Net income	$217	$224	$396	$413

Earnings per share:
Net income	$0.93	$0.87	$1.69	$1.59

Diluted average shares outstanding	233,545,000	257,177,000	234,993,000	260,462,000

Textron Inc.

Condensed Consolidated Balance Sheets

(In millions)

(Unaudited)

	June 29, 2019	December 29, 2018
Assets
Cash and equivalents	$775	$987
Accounts receivable, net	989	1,024
Inventories	4,311	3,818
Other current assets	839	785
Net property, plant and equipment	2,517	2,615
Goodwill	2,147	2,218
Other assets	2,255	1,800
Finance group assets	963	1,017
Total Assets	$14,796	$14,264

Liabilities and Shareholders’ Equity
Short-term debt and current portion of long-term debt	$457	$258
Current liabilities	3,122	3,248
Other liabilities	2,157	1,932
Long-term debt	2,910	2,808
Finance group liabilities	814	826
Total Liabilities	9,460	9,072

Total Shareholders’ Equity	5,336	5,192
Total Liabilities and Shareholders’ Equity	$14,796	$14,264

TEXTRON INC.

MANUFACTURING GROUP

Condensed Schedule of Cash Flows

(In millions)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 29,	June 30,	June 29,	June 30,
	2019	2018	2019	2018
Cash flows from operating activities:
Net income	$212	$219	$387	$398
Depreciation and amortization	99	109	199	212
Changes in working capital	(162)	98	(716)	(278)
Changes in other assets and liabilities and non-cash items	14	42	47	33
Dividends received from TFC	—	—	50	50
Net cash from operating activities of continuing operations	163	468	(33)	415
Cash flows from investing activities:
Capital expenditures	(76)	(82)	(135)	(159)
Net proceeds from corporate-owned life insurance policies	2	40	4	98
Proceeds from the sale of property, plant and equipment	3	1	4	10
Net cash from investing activities	(71)	(41)	(127)	(51)
Cash flows from financing activities:
Decrease in short-term debt	(100)	(2)	—	—
Net proceeds from issuance of long-term debt	297	—	297	—
Purchases of Textron common stock	(159)	(571)	(361)	(915)
Other financing activities, net	5	30	9	33
Net cash from financing activities	43	(543)	(55)	(882)
Total cash flows from continuing operations	135	(116)	(215)	(518)
Total cash flows from discontinued operations	(1)	(1)	(1)	(1)
Effect of exchange rate changes on cash and equivalents	(5)	(17)	4	(6)
Net change in cash and equivalents	129	(134)	(212)	(525)
Cash and equivalents at beginning of period	646	688	987	1,079
Cash and equivalents at end of period	$775	$554	$775	$554

Manufacturing Cash Flow Before Pension Contributions GAAP to Non-GAAP Reconciliation:

	Three Months Ended		Six Months Ended
	June 29,	June 30,	June 29,	June 30,
	2019	2018	2019	2018
Net cash from operating activities of continuing operations - GAAP	$163	$468	(33)	$415
Less: Capital expenditures	(76)	(82)	(135)	(159)
Dividends received from TFC	—	—	(50)	(50)
Plus: Total pension contributions	12	12	25	25
Proceeds from the sale of property, plant and equipment	3	1	4	10
Manufacturing cash flow before pension contributions - Non-GAAP (a)	$102	$399	(189)	$241

(a)         Manufacturing cash flow before pension contributions is a non-GAAP financial measure as defined in “Non-GAAP Financial Measures” attached to this release.

TEXTRON INC.

Condensed Consolidated Schedule of Cash Flows

(In millions)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 29,	June 30,	June 29,	June 30,
	2019	2018	2019	2018
Cash flows from operating activities:
Net income	$217	$224	$396	$413
Depreciation and amortization	100	111	202	216
Changes in working capital	(174)	105	(703)	(264)
Changes in other assets and liabilities and non-cash items	13	43	45	33
Net cash from operating activities of continuing operations	156	483	(60)	398
Cash flows from investing activities:
Capital expenditures	(76)	(82)	(135)	(159)
Net proceeds from corporate-owned life insurance policies	2	40	4	98
Finance receivables repaid	8	9	20	25
Other investing activities, net	4	21	7	30
Net cash from investing activities	(62)	(12)	(104)	(6)
Cash flows from financing activities:
Decrease in short-term debt	(100)	(2)	—	—
Net proceeds from issuance of long-term debt	297	—	297	—
Principal payments on long-term debt and nonrecourse debt	(16)	(15)	(35)	(34)
Purchases of Textron common stock	(159)	(571)	(361)	(915)
Other financing activities, net	5	30	10	33
Net cash from financing activities	27	(558)	(89)	(916)
Total cash flows from continuing operations	121	(87)	(253)	(524)
Total cash flows from discontinued operations	(1)	(1)	(1)	(1)
Effect of exchange rate changes on cash and equivalents	(5)	(17)	4	(6)
Net change in cash and equivalents	115	(105)	(250)	(531)
Cash and equivalents at beginning of period	742	836	1,107	1,262
Cash and equivalents at end of period	$857	$731	$857	$731

TEXTRON INC.

Non-GAAP Financial Measures

(Dollars in millions, except per share amounts)

We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures. These non-GAAP financial measures exclude certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures may be useful for period-over-period comparisons of underlying business trends and our ongoing business performance, however, they should be used in conjunction with GAAP measures.  Our non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define similarly named measures differently. We encourage investors to review our financial statements and publicly-filed reports in the entirety and not to rely on any single financial measure.  We utilize the following definition for the non-GAAP financial measure included in this release:

Manufacturing cash flow before pension contributions

Manufacturing cash flow before pension contributions adjusts net cash from operating activities (GAAP) for the following:

•                Deducts capital expenditures and includes proceeds from the sale of property, plant and equipment to arrive at the net capital investment required to support ongoing manufacturing operations;

•                Excludes dividends received from Textron Financial Corporation (TFC) and capital contributions to TFC provided under the Support Agreement and debt agreements as these cash flows are not representative of manufacturing operations;

•                Adds back pension contributions as we consider our pension obligations to be debt-like liabilities. Additionally, these contributions can fluctuate significantly from period to period and we believe that they are not representative of cash used by our manufacturing operations during the period.

•                Excludes taxes paid related to the gain realized in 2018 on the Tools and Test business disposition. We have made this adjustment to the non-GAAP measure because we believe this use of cash is not representative of cash used by our manufacturing operations.

While we believe this measure provides a focus on cash generated from manufacturing operations, before pension contributions, and may be used as an additional relevant measure of liquidity, it does not necessarily provide the amount available for discretionary expenditures since we have certain non-discretionary obligations that are not deducted from the measure.

Manufacturing Cash Flow Before Pension Contributions GAAP to Non-GAAP Reconciliation and 2019 Outlook:

	Three Months Ended		Six Months Ended
	June 29, 2019	June 30, 2018	June 29, 2019	June 30, 2018
Net cash from operating activities of continuing operations - GAAP	$163	$468	$(33)	$415
Less: Capital expenditures	(76)	(82)	(135)	(159)
Dividends received from TFC	—	—	(50)	(50)
Plus: Total pension contributions	12	12	25	25
Proceeds from the sale of property, plant and equipment	3	1	4	10
Manufacturing cash flow before pension contributions - Non-GAAP	$102	$399	$(189)	$241

	2019 Outlook
Net cash from operating activities of continuing operations - GAAP	$1,066	-	$1,166
Less: Capital expenditures		(380)
Dividends received from TFC		(50)
Plus: Total pension contributions		50
Taxes paid on gain on business disposition		10
Proceeds from the sale of property, plant and equipment		4
Manufacturing cash flow before pension contributions - Non-GAAP	$700	-	$800